Exhibit 99.2

CyVera Corporation

Condensed balance sheets of CyVera as of March 31, 2005 (unaudited) and December 31, 2004 and the related unaudited condensed statements of operations and cash flows for the three months ended March 31, 2005 and 2004

CyVera Corporation
(a development stage company)
(in thousands)

Condensed Balance Sheets

	March 31, 2005	December 31, 2004
	(unaudited)	(note)
Assets
Current assets:
Cash and cash equivalents	$842	$1,102
Prepaid expenses and other current assets	12	69

Total current assets	854	1,171

Property and equipment, net	353	383
Other assets, net	280	280

Total assets	$1,487	$1,834

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$722	$130
Accounts payable to related party	—	24
Other accrued expenses	—	158
Current portion, notes payable	808	108

Total current liabilities	1,530	420

Notes payable, net of current portion	156	182

Stockholders’ equity	(199)	1,232

Total liabilities and stockholders’ equity	$1,487	$1,834

Note: The Condensed Balance Sheet at December 31, 2004 has been derived from the audited financial statements as of that date.

See accompanying notes.

CyVera Corporation
(a development stage company)
(in thousands, except share and per share amounts)

Condensed Statements of Operations
(unaudited)

	Three Months Ended
	March 31, 2005	March 31, 2004
Operating expenses
Research and development	$766	$615
General and administrative	670	216

Total operating expenses and loss from operations	1,436	831

Interest and other income (expense)	(12)	30

Net loss	$(1,448)	$(801)

Basic and diluted net loss per share	$(0.36)	$(0.20)

Shares used in computing basic and diluted net loss per share	4,004,500	4,000,000

See accompanying notes.

CyVera Corporation
(a development stage company)
(in thousands)

Condensed Statements of Cash Flows
(unaudited)

	Three Months Ended
	March 31, 2005	March 31, 2004
Cash flows from operating activities
Net loss	$(1,448)	$(801)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and other non-cash operating expenses	64	53
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	57	17
Accounts payable and accrued expenses	410	(455)

Net cash used in operations	(917)	(1,186)

Cash flows from investing activities
Purchases of property and equipment, net	(17)	(22)
Maturities and sales of investments in marketable securities	–	954

Net cash (used in) provided by investing	(17)	932

Cash flows from financing activities
Debt borrowings	700	—
Debt repayments	(26)	—

Net cash provided by financing	674	—

Net decrease in cash	(260)	(254)
Cash and cash equivalents at beginning of the period	1,102	2,963

Cash and cash equivalents at end of the period	$842	$2,709

See accompanying notes.

CyVera Corporation
(a development stage company)

Notes to Financial Statements

1. Formation and Operations of the Company

CyVera Corporation (the “Company” or “CyVera”) was incorporated in Delaware on October 22, 2003 and is a development stage instrumentation company focused on commercializing systems based on a new digital microbead technology platform and optical instrumentation/reader concepts. On December 15, 2003, CiDRA Corporation (“CiDRA”), a related entity (see Note 9), agreed to contribute cash, fixed assets and intellectual property to CyVera. In exchange for this contribution, CyVera issued 5,000,000 shares of its preferred stock and 2,500,000 shares of its common stock to CiDRA. CiDRA then distributed the CyVera preferred stock to its preferred stockholders and the CyVera common stock to its common stockholders.

2. Summary of Significant Accounting Policies

Use of Estimates in the Preparation of Financial Statements

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenue and expenses during the reporting periods. Actual amounts could differ from these estimates.

Development Stage

The Company is considered a development stage company, as defined in Statement of Financial Accounting Standards (“SFAS”) No. 7, “Accounting and Reporting by Development Stage Enterprises,” because its principal operations have not yet commenced.

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with original maturity dates of three months or less as of the purchase date to be cash equivalents. The Company invests excess cash primarily in a money market account at a major banking institution, which is subject to credit and market risk.

CyVera Corporation
(a development stage company)

Notes to Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)

Concentration of Risks

Concentration of credit risk exists with respect to cash and cash equivalents and vendors. The Company maintains its cash and cash equivalents and investments with high quality financial institutions. At times, amounts may exceed federally insured deposit limits. In addition, certain critical product components are only available from one source for which the source maintains proprietary rights.

Fair Value of Financial Instruments

Financial instruments, including cash, cash equivalents, accounts payable, accrued expenses, and notes payable are carried at cost, which approximates their fair value because of the short-term maturity of these instruments.

Comprehensive Income (Loss)

Comprehensive income (loss) is defined as changes in equity other than transactions resulting from investments by owners and distributions to owners, specifically unrealized gain/losses.

Fixed Assets

Fixed assets are stated at cost and are depreciated using the straight-line method over 3 years.

The Company periodically reviews the carrying value of its fixed assets to assess recoverability based upon the expectation of undiscounted future cash flows. The Company has not identified any and therefore has not recognized any impairment losses through March 31, 2005.

Research and Development

Research and development costs are expensed as incurred.

Other Income

Other income is comprised of the state tax benefit associated with the Company exchanging its research and development tax credits for cash.

CyVera Corporation
(a development stage company)

Notes to Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)

Loss per Share

Basic earnings-per-share is calculated by dividing net loss by the weighted average common shares outstanding. Diluted earnings per share is calculated by adjusting weighted average common shares outstanding by assuming conversion of all potentially dilutive shares. In periods of net loss, no effect is given to potentially dilutive securities, since the effect would be antidilutive. No effect has been given to the assumed exercise of common stock options outstanding or the conversion of preferred stock for the three months ended March 31, 2005 and 2004 since the effect would be antidilutive for all reporting periods.

Segment Reporting

The Company operates in one reportable segment, determined in accordance with SFAS No. 131, “Disclosure about Segments of an Enterprise and Related Information.”

Stock-Based Compensation

SFAS No. 123, “Accounting for Stock-Based Compensation,” prescribes accounting and reporting standards for all stock-based compensation plans, including employee stock option plans. As allowed by SFAS No. 123, the Company has elected to continue to account for stock-based compensation issued to employees using the intrinsic value method in accordance with Accounting Principles Board (APB) Opinion No. 25, “Accounting for Stock Issued to Employees,” and related Interpretations. Under APB 25, compensation expense is computed to the extent that the fair market value of the underlying stock on the date of grant exceeds the exercise price of the employee stock option or stock award. Compensation so computed is then recognized over the vesting period.

CyVera Corporation
(a development stage company)

Notes to Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)

Stock-Based Compensation (continued)

The Company accounts for stock-based compensation issued to non-employees in accordance with SFAS 123 and the consensus in Emerging Issues Task Force (“EITF”) 96-18. These pronouncements require the fair value of equity instruments given as consideration for services rendered to be recognized as a non-cash charge to income over the shorter of the vesting or service period. The equity instruments must be revalued on each subsequent reporting date until performance is complete with a cumulative catch-up adjustment recognized for any changes in their fair value.

The fair value of each option grant is estimated on the date of grant using the Black Scholes option-pricing model using the following assumptions:

	Three Months Ended
	March 31, 2005	March 31, 2004
Risk free interest rate	3.88%	2.99%
Expected dividend yield	None	None
Expected life of option	5 years	5 years
Expected volatility	100%	100%

CyVera Corporation
(a development stage company)

Notes to Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)

Stock-Based Compensation (continued)

The following table illustrates the effect on net loss and loss per share had compensation costs for the stock-based compensation plan been determined based on grant date fair values of awards under the provisions of SFAS No. 123, for the three months ended March 31 (in thousands except per share amounts):

	2005	2004

Net loss, as reported	$(1,448)	$(801)
Add: Stock-based employee compensation expenses included in reported net loss	19	10
Subtract: Total stock-based employee compensation expense determined under fair-value-based method for all awards	(14)	(14)

Pro forma net loss	$(1,443)	$(805)

As reported	$(0.36)	$(0.20)

Pro forma	$(0.36)	$(0.20)

Recent Accounting Pronouncements

In December 2004, the Financial Accounting Standards Board issued SFAS No. 123(R), “Share-Based Payment”, which is a revision of SFAS No. 123, “Accounting for Stock-Based Compensation”. SFAS No. 123(R) supersedes APB Opinion No. 25, “Accounting for Stock Issued to Employees,” and amends SFAS No. 95, “Statement of Cash Flows”. Generally, the approach in SFAS No. 123(R) is similar to the approach described in SFAS No. 123. However, SFAS No. 123(R) requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro forma disclosure is no longer an alternative. The new standard will be effective for the Company beginning January 1, 2006. The Company has not yet completed its evaluation but expects the adoption to have a material effect on its financial statements. However, had the Company adopted SFAS No. 123(R) in prior periods, the impact would have approximated the impact of SFAS 123 as described in the discussion of pro forma net loss above.

CyVera Corporation
(a development stage company)

Notes to Financial Statements (continued)

3. Debt

On May 25, 2004, the Company entered into a $258,000, three-year term loan which is collateralized by the all of the Company’s tangible personal property. On September 29, 2004, the Company entered into an $85,000, three-year term loan also collateralized by the Company’s intangible personal property. The annual interest rate on the first and second term loan is 9.33% and 9.12%, respectively at March 31, 2005. Additionally in conjunction with these loans, the Company issued warrants to purchase 8,569 common shares at a price of $0.30 per share. Based on a Black-Scholes calculation, the Company recorded a $2,000 charge in conjunction with the warrants issued. The Company makes equal monthly payments of $10,860 per month through May 1, 2007 and $2,695 per month from June 1, 2007 through September 1, 2007. The terms of these loans require the Company to comply with certain non-financial covenants. The Company is in compliance with such covenants.

On February 22, 2005, Illumina, Inc. (“Illumina”), Semaphore Acquisition Sub, Inc., a Delaware corporation and wholly owned subsidiary of Illumina (“Merger Sub”) and CyVera entered into an Agreement and Plan of Merger (the “Merger Agreement”). The Merger Agreement provides that, upon the terms and conditions set forth in the Merger Agreement, Merger Sub will merge with and into CyVera, with CyVera continuing as the surviving corporation and a wholly-owned subsidiary of Illumina (the “Merger”). In conjunction with the contemplation of the Merger, Illumina and CyVera entered into a Loan and Security Agreement (“Loan Agreement”) to borrow up to a maximum of $700,000. As of March 31, 2005, under the terms of this agreement, CyVera has borrowed $700,000 to sustain operations. The loan is collateralized with a secondary lien on all tangible assets and a primary lien against all intangible assets. The loan was repaid immediately prior to the closing of the Merger.

4. Commitments

The Company leases from CiDRA a facility and certain office equipment under operating leases with varying terms, renewal options and expiration dates. The current facility lease is set to expire on April 30, 2005, however the Company intends to renew the facility lease through April 30, 2008.

Rent expense was $33,000 and $36,000 for the three months ended March 31, 2005 and 2004, respectively.

CyVera Corporation
(a development stage company)

Notes to Financial Statements (continued)

5. Related Parties

Certain stockholders of CiDRA are also stockholders of CyVera. During the year ended December 31, 2004, the Company entered into several transactions with CiDRA. The Company entered into a sublease with CiDRA which provides for monthly rental payments of $11,200 through April 30, 2005. Additionally the Company entered into service agreements with CiDRA which totaled $31,900, and $47,500 for the three months ended March 31, 2005 and 2004, respectively. CyVera had outstanding payables to CiDRA of $18,500 and $24,000 as of March 31, 2005 and December 31, 2004, respectively.

6. Subsequent Events

On April 8, 2005, Illumina completed the acquisition of CyVera, pursuant to which CyVera became a wholly owned subsidiary of Illumina. The aggregate consideration paid for the transaction was $17.5 million, consisting of approximately 1.6 million shares of Illumina’s common stock and the payment of approximately $2.3 million of CyVera’s liabilities at the closing. Illumina assumed all outstanding stock options held by CyVera employees. The number of shares of Illumina common stock issued in exchange for the outstanding equity of CyVera was based on the average closing price of Illumina common stock as quoted on the NASDAQ National Market for the ten trading days preceding the effective time of the acquisition, subject to a 10% collar based on the average closing price of Illumina common stock for the ten trading days preceding the date of the Merger Agreement. In addition, Illumina common stock with a value of approximately $2.3 million was placed in escrow for a 12-month period following the closing of the merger to satisfy possible indemnification claims made by Illumina.